Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the previously filed open Registration Statements on Form S-3 (Nos. 333-45983, 333-72107 and 333-96707) of Derma Sciences, Inc. of our report dated March 2, 2001 (except as to note 16 which is as of November 8, 2002) relating to the consolidated financial statements of Dumex Medical Inc. as of and for the year ended December 31, 2000 included in this Current Report on Form 8-K/A.

/s/ BDO DUNWOODY LLP

Mississauga, Canada
November 8, 2002